As filed with the Securities and Exchange Commission on August 1, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Alternative Asset Management Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	20-8450938 (I.R.S. Employer Identification Number)

590 Madison Avenue, 35th Floor
New York, New York 10022
(212) 409-2434
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark D. Klein
Chief Executive Officer
Alternative Asset Management Acquisition Corp.
590 Madison Avenue, 35th Floor
New York, New York 10022
(212) 409-2434
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Bruce S. Mendelsohn, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002 — Facsimile	Deanna L. Kirkpatrick, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000 (212) 450-4800 — Facsimile

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |_|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-141593

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant (2)	6,900,000 Units	$10.00	$69,000,000	$2,118.30

Shares of Common Stock included as part of the Units(2)	6,900,000 Shares	—	—	—(3)

Warrants included as part of the Units(2)	6,900,000 Warrants	—	—	—(3)

Total			$69,000,000	$2,118.30

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 900,000 Units, consisting of 900,000 shares of Common Stock and 900,000 Warrants, which may be issued on exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).

        THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

        This Registration Statement on Form S-1 is being filed with respect to the registration of 6,900,000 additional units, consisting of one share of common stock, par value $0.001 per share, and one warrant and the 6,900,000 shares of common stock and 6,900,000 warrants underlying such units, of Alternative Asset Management Acquisition Corp. (the “Registrant”), a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including 900,000 units that may be purchased by the underwriters to cover over-allotments, if any. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-141593) (the “Prior Registration Statement’’), initially filed by the Registrant on March 27, 2007 and declared effective by the Securities and Exchange Commission on August 1, 2007. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

        The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Securities and Exchange Commission (the “Commission”) the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on August 2, 2007), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than August 2, 2007.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

        All exhibits filed with or incorporated by reference in Registration Statement No. 333-141593 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1	Consent of Marcum & Kliegman LLP.

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

24	Power of Attorney (included by reference to Exhibit 24 to the Registration Statement on Form S-1 of Alternative Asset Management Acquisition Corp., File No. 333-141593).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of August, 2007.

Alternative Asset Management Acquisition Corp.
By:	/s/ Mark D. Klein Name: Mark D. Klein Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Mark D. Klein Mark D. Klein	Chief Executive Officer, President and Director (Principal executive officer)	August 1, 2007

/s/ Paul D. Lapping Paul D. Lapping	Chief Financial Officer, Treasurer and Secretary (Principal financial and accounting officer)	August 1, 2007

* Michael J. Levitt	Director	August 1, 2007

* Jonathan I. Berger	Director	August 1, 2007

* Michael S. Gross	Director	August 1, 2007

* David C. Hawkins	Director	August 1, 2007

* Frederick G. Kraegel	Director	August 1, 2007

* Bradford R. Peck	Director	August 1, 2007

* Steven A. Shenfeld	Director	August 1, 2007

*/s/ Paul D. Lapping Paul D. Lapping Attorney-in-fact